As filed with the Securities and Exchange Commission on
                        June 29, 1999

                                 Registration No. 333-_______

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                     ___________________
                           FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________
                International Game Technology
  (Exact name of registrant as specified in its charter)
                     ___________________
       Nevada                               88-0173041
  (State or other jurisdiction of        (I.R.S. Employer
  incorporation or organization)        Identification No.)

        9295 Prototype Drive, Reno, Nevada 89511
                       (702) 448-7777
  (Address and telephone number of principal executive offices)
                     ___________________

      International Game Technology 1993 Stock Option Plan
                   (Full title of the plan)
                     ___________________

                         Brian McKay
  Vice President, General Counsel, Secretary and Treasurer
              International Game Technology
        9295 Prototype Drive, Reno, Nevada 89511
        (Name and address of agent for service)
                      ___________________

      Telephone number, including area code, of agent for service:
                         (702) 448-7777
                       ___________________
                            Copy to:
                     Joseph J. Herron, Esq.
                     O'MELVENY & MYERS LLP
                610 Newport Center Drive, Suite 1700
                  Newport Beach, California  92660
                       ___________________

                 CALCULATION  OF REGISTRATION  FEE

                                Proposed       Proposed
                                Maximum        maximum
Title of           Amount       offering       aggregate      Amount
Securities         to be        price          offering       registration
to be registered   registered   per unit       price          fee

Common Stock,      3,250,000(1) $17.71875(2)  $57,585,937(2) $16,009(2)
$0.000625 par      shares
value per share

_________

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the International Game Technology 1993 Stock Option Plan, as amended (the "Plan"), may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 22, 1999, as reported on the New
        York Stock Exchange and published in The Western Edition of The Wall Street Journal.

        The Exhibit Index for this Registration Statement is at page 6.


                           PART I
                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8
(Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                            PART II
                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

            The following documents of International Game
Technology (the "Company") filed with the Commission are incorporated herein by reference:

     (a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on April 4, 1997, as amended (registration number 333-24605); and

     (b) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on June 1, 1993
(registration number 33-69400).

Item 5.     Interests of Named Experts and Counsel

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Brian McKay. Mr. McKay is Vice President, General Counsel, Secretary and Treasurer of the Company, is compensated as an employee of the Company, is the holder of restricted shares of the Company's Common Stock and options to acquire shares of the Company's Common Stock, and is eligible to participate in the Plan.

Item 8.     Exhibits

     See the attached Exhibit Index at page 6.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 16 day of June, 1999.

                       By:  /s/ Brian McKay
                                Brian McKay
                            Vice President, General Counsel,
                            Secretary and Treasurer


                     POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Charles N. Mathewson, G. Thomas Baker, and Brian McKay, or each of them individually, his or her true and lawful attorney-in-fact and agent,with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                 Title                             Date

/s/ Charles N. Mathewson         Chairman of the Board and Chief   June 16, 1999
Charles N. Mathewson             Executive Officer (Principal
                                 Executive Officer)

/s/ Maureen T. Mullarkey         Vice President, Finance,          June 16, 1999
Maureen T. Mullarkey             Treasurer and Chief Financial
                                 Officer (Principal Financial
                                 and Accounting Officer)

/s/ Albert J. Crosson            Director                          June 16, 1999
Albert J. Crosson

/s/ Wilbur K. Keating            Director                          June 16, 1999
Wilbur K. Keating

/s/ Warren L. Nelson             Director                          June 16, 1999
Warren L. Nelson

/s/ Frederick B. Rentschler      Director                          June 16, 1999
Frederick B. Rentschler

/s/ John J. Russell              Director                          June 16, 1999
John J. Russell

/s/ Rockwell A. Schnabel         Director                          June 16, 1999
Rockwell A. Schnabel

/s/ Claudine B. Williams         Director                          June 16, 1999
Claudine B. Williams


                               EXHIBIT INDEX

Exhibit
Number               Description of Exhibit

4.       International Game Technology 1993 Stock Option Plan
         (Amended and Restated Effective as of August 27, 1996)
         (Composite Plan Document Incorporating Amendments 1998-I and 1998-II).

5.       Opinion of Company Counsel (opinion re legality).

23.1     Consent of Deloitte & Touche LLP (Consent of Independent
         Auditor).

23.2     Consent of Company Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").